EX-99.j

                          Independent Auditors' Consent




The Board of Trustees of JNL Series Trust


We consent to the use of our report dated February 14, 2003 incorporated herein by reference and to the references to our firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS" in Part B of the SEC Form N-1A Registration Statement.




/s/ KPMG LLP

Chicago, Illinois
April 25, 2003